LAW OFFICE
                                 OF
                    STEWART A. MERKIN, P.A.
                        ATTORNEY AT LAW
                   RIVERGATE PLAZA, SUITE 300
                      444 BRICKELL AVENUE
                      MIAMI, FLORIDA 33131


Stewart A. Merkin
                                             Tel.: (305) 357-5556
                                             Fax:  (305) 358-2490



Carbon Recovery Corp.
8 Tallowood Dr.
Medford, New Jersey 08055


          Re: Registration Statement on Form SB-2
          relating to 8,000,000 Shares of Common
          Stock of Carbon Recovery Corp.

Ladies and Gentlemen:

          As your counsel, we have examined the Registration Statement on Form SB-2 proposed to be filed by Carbon Recovery Corp., a New Jersey corporation (the "Company") with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 8,000,000 shares (the "Shares") of the Company's Common Stock, $.0001 par value (the "Common Stock") on behalf of the selling stockholder named in the Registration Statement (the "Selling Stockholder").

          This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B, promulgated by the Securities and Exchange Commission.

          We have reviewed the Company's organizational documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and such other documents as we have deemed necessary for the purpose of this opinion.

          Based on the foregoing, we are of the opinion that (i) all of the Shares have been duly authorized, (ii) 175,000 of the Shares held by the Selling Stockholders are, and the remaining 7,825,000 will be, if, as, and when issued and paid for as provided in the Purchase Agreement, legally issued, fully paid and nonassessable.


         Exhibit 5.1 - Pg. 1


          We consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement and the related prospectus (as amended and supplemental through the date of issuance) which is part of the Registration Statement.

          This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of any occurrence that may hereafter alter the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


Very truly yours,


/s/Stewart A. Merkin


Stewart A. Merkin


         Exhibit 5.1 - Pg. 2